Exhibit 99.1

ACI Worldwide, Inc. Reports Financial Results for the
Quarter and Full Year Ended December 31, 2019

2019 HIGHLIGHTS

•	Revenue up 25% from 2018

•	Recurring revenue grew to 71% of total revenue from 65% in 2018

•	Net income of $67 million

•	Adjusted EBITDA up 23% from 2018

•	On Demand net adjusted EBITDA margin improved to 19% from 5% in 2018

NAPLES, FLA — February 27, 2020 — ACI Worldwide (NASDAQ: ACIW), a leading global provider of real-time electronic payment and banking solutions, announced financial results today for the quarter and full year ended December 31, 2019.

“As previously announced, our 2019 results were impacted by a delayed contract.  Notwithstanding the contract delay, 2019 was a positive year for ACI and we are very pleased with our business overall.  The Speedpay acquisition brought us a leadership position in electronic bill payment and contributed to materially improved profitability in our On Demand segment.  We also delivered strong growth in our Real-Time Payments and eCommerce solutions,” said Craig Saks, Interim President and CEO, ACI Worldwide.  “We enter 2020 with a strong pipeline and solid growth expectations.  Further, we are excited about the appointment of Odilon Almeida as our President and CEO and look forward to his leadership and contributions in realizing our long-term growth plans.”

FULL YEAR 2019 FINANCIAL SUMMARY
Full year 2019 revenue was $1.26 billion, up 25% from $1.0 billion in 2018. Adjusting for the Speedpay contribution, full year revenue grew 2% from 2018. Total recurring revenue increased 37% in the year to $891 million, or 71% of total revenue, from $652 million, or 65% of total revenue in 2018.

Net income in 2019 was $67 million compared to $69 million in 2018. Adjusted EBITDA in 2019 was $308 million, up 23% from $251 million in 2018.

In 2019, revenue from ACI’s On Demand segment was $679 million, up 57% from $433 million in 2018. On Demand segment net adjusted EBITDA margin improved to 19% from 5% in 2018. On Demand segment net adjusted EBITDA margins are adjusted for pass through interchange revenue of $322 million and $170 million, for 2019 and 2018, respectively.

ACI’s On Premise segment revenue was $579 million, up slightly from $577 million in 2018. On Premise segment adjusted EBITDA margin was 55%.

ACI ended 2019 with a 12-month backlog of $1.1 billion and a 60-month backlog of $5.8 billion. After adjusting for foreign currency fluctuations, our 12-month backlog increased $18 million and our 60-month backlog increased $144 million from 2018.

ACI ended 2019 with $121 million in cash on hand and a debt balance of $1.4 billion. During the year, the company repurchased 1.2 million shares for $36 million, or an average price of $29 per share and has $141 million remaining on its share repurchase authorization.

2020 GUIDANCE
For 2020 we expect total revenue to be between $1.48 billion and $1.51 billion, which represents approximately 18% to 20% growth over 2019. We expect 2020 adjusted EBITDA to be in a range of $425 million to $445 million, which represents approximately 38% to 45% growth over 2019. This excludes between $5 million and $10 million in significant transaction-related expenses and $10 million of one-time charges to implement cost reduction strategies.
We expect revenue to be between $285 million and $295 million in Q1 2020.

CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS AND OUTLOOK
Management will host a conference call at 8:30 am ET today to discuss these results as well as 2020 guidance. Interested persons may access a real-time audio broadcast of the teleconference at http://investor.aciworldwide.com/ or use the following numbers for dial-in participation: US/Canada: (866) 914-7436, international: +1 (817) 385-9117. Please provide your name, the conference name ACI Worldwide, Inc. and conference code 2899342. There will be a replay of the call available for two weeks on (855) 859-2056 for US/Canada callers and +1 (404) 537-3406 for international participants

About ACI Worldwide
ACI Worldwide, the Universal Payments (UP) company, powers electronic payments for more than 5,100 organizations around the world. More than 1,000 of the largest financial institutions and intermediaries, as well as thousands of global merchants, rely on ACI to execute $14 trillion each day in payments and securities. In addition, myriad organizations utilize our electronic bill presentment and payment services. Through our comprehensive suite of software solutions delivered on customers’ premises, in a third-party public cloud environment or through ACI’s private cloud, we provide real-time, immediate payments capabilities and enable the industry’s most complete omni-channel payments experience. To learn more about ACI, please visit www.aciworldwide.com. You can also find us on Twitter @ACI_Worldwide.

© Copyright ACI Worldwide, Inc. 2020.

ACI, ACI Worldwide, ACI Payment Systems, the ACI logo and all ACI product names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties’ trademarks referenced are the property of their respective owners.

For more information contact:

John Kraft, Vice President, Investor Relations & Strategic Analysis
ACI Worldwide
239-403-4627
john.kraft@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, one-time charges to implement cost reduction strategies, as well as other significant non-cash expenses such as depreciation, amortization and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•
Adjusted EBITDA: net income plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses and one-time charges to implement cost reduction strategies. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income.

•
Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income.

ACI is also presenting adjusted operating free cash flow, which is defined as net cash provided by operating activities and net after-tax payments associated with significant transaction-related expenses, less capital expenditures. Adjusted operating free cash flow is considered a non-GAAP financial measure as defined by SEC Regulation G. We utilize this non-GAAP financial measure, and believe it is useful to investors, as an indicator of cash flow available for debt repayment and other investing activities, such as capital investments and acquisitions. We utilize adjusted operating free cash flow as a further indicator of operating performance and for planning investment activities. Adjusted operating free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities. A limitation of adjusted operating free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. This measure also does not exclude mandatory debt service obligations and, therefore, does not represent the residual cash flow available for discretionary expenditures. We believe that adjusted operating free cash flow is useful to investors to provide disclosures of our operating results on the same basis as that used by our management.

ACI backlog includes estimates for SaaS and PaaS, license, maintenance, and services revenue specified in executed contracts but excluded from contracted revenue that will be recognized in future periods, as well as revenue from assumed contract renewals to the extent that we believe recognition of the related revenue will occur within the corresponding backlog period. We have historically included assumed renewals in backlog estimates based upon automatic renewal provisions in the executed contract and our historic experience with customer renewal rates.

Backlog is considered a non-GAAP financial measure as defined by SEC Regulation G. Our 60-month backlog estimates are derived using the following key assumptions:

•
License arrangements are assumed to renew at the end of their committed term or under the renewal option stated in the contract at a rate consistent with historical experience. If the license arrangement includes extended payment terms, the renewal estimate is adjusted for the effects of a significant financing component.

•	Maintenance fees are assumed to exist for the duration of the license term for those contracts in which the committed maintenance term is less than the committed license term.

•	SaaS and PaaS arrangements are assumed to renew at the end of their committed term at a rate consistent with our historical experiences.

•	Foreign currency exchange rates are assumed to remain constant over the 60-month backlog period for those contracts stated in currencies other than the U.S. dollar.

•	Our pricing policies and practices are assumed to remain constant over the 60-month backlog period.

Estimates of future financial results are inherently unreliable. Our backlog estimates require substantial judgment and are based on a number of assumptions as described above. These assumptions may turn out to be inaccurate or wrong, including, but not limited to, reasons outside of management’s control. For example, our customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition, or general changes in economic conditions in the customer’s industry or geographic location, or we may experience delays in the development or delivery of products or services specified in customer contracts which may cause the actual renewal rates and amounts to differ from historical experiences. Changes in foreign currency exchange rates may also impact the amount of revenue actually recognized in future periods. Accordingly, there can be no assurance that contracts included in backlog estimates will actually generate the specified revenue or that the actual revenue will be generated within the corresponding 60-month period.

Backlog estimates should be considered in addition to, rather than as a substitute for, reported revenue and contracted but not recognized revenue (including deferred revenue).

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include, but are not limited to, statements regarding: (i) our leadership position in electronic bill payment; (ii) our strong pipeline and solid growth expectations; (iii) expectations regarding our to-be-appointed President and CEO; (iv) expectations regarding revenue and adjusted EBITDA in 2020; and (v) expectations regarding Q1 2020 revenue.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, the success of our Universal Payments strategy, demand for our products, restrictions and other financial covenants in our debt agreements, consolidations and failures in the financial services industry, customer reluctance to switch to a new vendor, the accuracy of management’s backlog estimates, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, volatility and disruption of the capital and credit markets and adverse changes in the global economy, events outside of our control including natural disasters, wars, and outbreaks of disease, our ability to attract and retain senior management personnel and skilled technical employees, our existing levels of debt, potential adverse effects from the impending replacement of LIBOR, impairment of our goodwill or intangible assets, litigation, future acquisitions, strategic partnerships and investments, integration of and achieving benefits from the Speedpay acquisition, the complexity of our products and services and the risk that they may contain hidden defects or be subjected to security breaches or viruses, compliance of our products with applicable legislation, governmental regulations and industry standards, our ability to protect customer information from security breaches or attacks, our compliance with privacy regulations, our ability to adequately defend our intellectual property, exposure to credit or operating risks arising from certain payment funding methods, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, business interruptions or failure of our information technology and communication systems, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, exposure to unknown tax liabilities, and volatility in our stock price. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands, except share and per share amounts)

	December 31,
	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$121,398	$148,502
Receivables, net of allowances	359,197	348,182
Settlement assets	391,039	32,256
Prepaid expenses	24,542	23,277
Other current assets	24,200	14,260
Total current assets	920,376	566,477
Noncurrent assets
Accrued receivables, net	213,041	189,010
Property and equipment, net	70,380	72,729
Operating lease right-of-use assets	57,382	—
Software, net	234,517	137,228
Goodwill	1,280,525	909,691
Intangible assets, net	356,969	168,127
Deferred income taxes, net	51,611	27,048
Other noncurrent assets	72,733	52,145
TOTAL ASSETS	$3,257,534	$2,122,455
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$37,010	$39,602
Settlement liabilities	368,719	31,605
Employee compensation	29,318	38,115
Current portion of long-term debt	34,148	20,767
Deferred revenue	65,784	104,843
Other current liabilities	76,971	61,688
Total current liabilities	611,950	296,620
Noncurrent liabilities
Deferred revenue	53,155	51,292
Long-term debt	1,339,007	650,989
Deferred income taxes, net	32,053	31,715
Operating lease liabilities	46,766	—
Other noncurrent liabilities	44,635	43,608
Total liabilities	2,127,566	1,074,224
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	667,658	632,235
Retained earnings	930,830	863,768
Treasury stock	(377,639)	(355,857)
Accumulated other comprehensive loss	(91,583)	(92,617)
Total stockholders’ equity	1,129,968	1,048,231
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,257,534	$2,122,455

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Revenues
Software as a service and platform as a service	$203,661	$110,626	$677,669	$433,025
License	122,584	137,991	288,261	280,556
Maintenance	53,738	53,065	213,409	219,145
Services	19,937	18,268	78,955	77,054
Total revenues	399,920	319,950	1,258,294	1,009,780
Operating expenses
Cost of revenue (1)	173,104	104,281	617,453	430,351
Research and development	34,601	32,969	146,573	143,630
Selling and marketing	30,875	24,576	123,684	117,881
General and administrative	27,174	20,399	135,296	107,422
Depreciation and amortization	31,753	21,311	111,532	84,585
Total operating expenses	297,507	203,536	1,134,538	883,869
Operating income	102,413	116,414	123,756	125,911
Other income (expense)
Interest expense	(18,109)	(9,875)	(64,033)	(41,530)
Interest income	2,949	2,893	11,967	11,142
Other, net	3,399	(688)	520	(3,724)
Total other income (expense)	(11,761)	(7,670)	(51,546)	(34,112)
Income before income taxes	90,652	108,744	72,210	91,799
Income tax expense	35,166	21,054	5,148	22,878
Net income	$55,486	$87,690	$67,062	$68,921
Income per common share
Basic	$0.48	$0.76	$0.58	$0.59
Diluted	$0.47	$0.74	$0.57	$0.59
Weighted average common shares outstanding
Basic	115,695	116,066	116,175	116,057
Diluted	118,898	117,852	118,571	117,632

(1) The cost of revenue excludes charges for depreciation but includes amortization of purchased and developed software for resale.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income	$55,486	$87,690	$67,062	$68,921
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	6,176	5,909	24,092	23,805
Amortization	27,850	18,552	98,477	73,545
Amortization of operating lease right-of-use assets	5,057	—	15,934	—
Amortization of deferred debt issuance costs	1,219	756	4,128	4,637
Deferred income taxes	17,183	1,405	(22,140)	(5,734)
Stock-based compensation expense	6,435	(282)	36,763	20,360
Other	2,744	575	5,175	2,007
Changes in operating assets and liabilities, net of impact of acquisitions:
Receivables	(53,744)	(73,203)	(19,054)	(14,760)
Accounts payable	711	9,983	(7,703)	5,766
Accrued employee compensation	(12,569)	(9,776)	(10,829)	(9,684)
Current income taxes	7,399	5,314	(1,137)	(5,115)
Deferred revenue	(19,826)	14,266	(37,561)	14,219
Other current and noncurrent assets and liabilities	4,590	22,281	(15,558)	5,965
Net cash flows from operating activities	48,711	83,470	137,649	183,932
Cash flows from investing activities:
Purchases of property and equipment	(4,360)	(1,831)	(23,099)	(18,265)
Purchases of software and distribution rights	(6,350)	(3,752)	(24,915)	(25,628)
Acquisition of businesses, net of cash acquired	—	—	(757,268)	—
Other	(6,725)	—	(25,199)	(1,467)
Net cash flows from investing activities	(17,435)	(5,583)	(830,481)	(45,360)
Cash flows from financing activities:
Proceeds from issuance of common stock	929	772	3,591	3,098
Proceeds from exercises of stock options	6,308	1,269	12,985	19,674
Repurchase of stock-based compensation awards for tax withholdings	(1,164)	—	(3,986)	(2,588)
Repurchases of common stock	—	—	(35,617)	(54,527)
Proceeds from senior notes	—	—	—	400,000
Redemption of senior notes	—	—	—	(300,000)
Proceeds from revolving credit facility	—	—	280,000	109,000
Repayment of revolving credit facility	(26,000)	—	(41,000)	(111,000)
Proceeds from term portion of credit agreement	—	—	500,000	—
Repayment of term portion of credit agreement	(9,738)	(3,957)	(28,900)	(109,289)
Payments for debt issuance costs	—	(66)	(12,830)	(7,319)
Payments on or proceeds from other debt, net	1,189	(2,421)	(7,020)	(4,753)
Net cash flows from financing activities	(28,476)	(4,403)	667,223	(57,704)
Effect of exchange rate fluctuations on cash	(2,983)	(1,324)	(1,495)	(2,076)
Net increase (decrease) in cash and cash equivalents	(183)	72,160	(27,104)	78,792
Cash and cash equivalents, beginning of period	121,581	76,342	148,502	69,710
Cash and cash equivalents, end of period	$121,398	$148,502	$121,398	$148,502

Adjusted EBITDA (millions)	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Net income	$55.5	$87.7	$67.1	$68.9
Plus:
Income tax expense	35.2	21.1	5.1	22.9
Net interest expense	15.2	7.0	52.1	30.4
Net other (income) expense	(3.4)	0.7	(0.5)	3.7
Depreciation expense	6.2	5.9	24.1	23.8
Amortization expense	27.9	18.6	98.5	73.5
Non-cash stock-based compensation expense	6.4	(0.3)	36.8	20.4
Adjusted EBITDA before significant transaction-related expenses	$143.0	$140.7	$283.2	$243.6
Significant transaction-related expenses	2.7	0.9	24.9	7.4
Adjusted EBITDA	$145.7	$141.6	$308.1	$251.0

Segment Information (millions)	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Revenue
ACI On Premise	$196.2	$209.3	$579.3	$576.8
ACI On Demand	203.7	110.7	679.0	433.0
Total	$399.9	$320.0	$1,258.3	$1,009.8
Segment Adjusted EBITDA
ACI On Premise	$136.4	$152.4	$321.3	$323.9
ACI On Demand	30.9	16.3	66.5	12.0

Reconciliation of Adjusted Operating Free Cash Flow (millions)	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Net cash flows from operating activities	$48.7	$83.5	$137.6	$183.9
Net after-tax payments associated with significant transaction-related expenses	0.4	0.6	18.4	7.5
Less: capital expenditures	(10.7)	(5.6)	(48.0)	(43.9)
Adjusted Operating Free Cash Flow	$38.4	$78.5	$108.0	$147.5